UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2011

Global Gold Corporation
(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition.

On December 2, 2011, Global Gold Corporation (the "Company" or "Global Gold") closed an amended agreement with Conventus Ltd., a BVI corporation (“Conventus”) and Amarant Mining Ltd., a BVI Corporation (“Amarant”), originally entered into on October 27, 2010, for the sale of 100% interest in the Compania Minera Global Gold Valdivia S.C.M. company (“GGV”) which holds the Pureo mining assets in Chile.  As part of the amendment and closing, Global Gold also sold 100% interest in its wholly owned subsidiaries Global Oro LLC (“Global Oro”) and Global Plata LLC (“Global Plata”), both of which are Delaware Limited Liability Corporations, and are each 50% owners of Minera Global Chile Limitada, a Chilean company (“Minera Global”) in exchange for additional compensation, payable on or before December 15, 2011, of a 1% interest in Amarant.  GGV is owned by Minera Globa (51%) and Global Oro (49%). Conventus has assigned its right and obligations from this agreement to Amarant, all as further described in Exhibit 10.3, below.

Key terms include that Amarant shall pay the $4.0 million USD remaining of the $5.0 million USD sale price obligation as follows: $1,000,000 on or before December 15, 2011; $1,000,000 on or before December 15, 2012; $1,000,000 on or before December 15, 2013; and $1,000,000 on or before December 31, 2014 subject to the terms and conditions in the agreement.

As additional consideration, if within seven years, Amarant or any of their successors produces 150,000 ounces of gold from the Pureo property then Amarant shall pay the Company a one-off and once only $2,500,000 bonus within 60 days of achieving such production.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Material Agreement – December 2, 2011 signed agreement for the sale of Compania Minera Global Gold Valdivia S.C.M. company to Conventus Ltd. and Amarant Mining Ltd.
10.4	Material Agreement – October 27, 2010 signed agreement for the sale of Compania Minera Global Gold Valdivia S.C.M. company to Conventus Ltd. (1)

(1) Incorporated herein by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the SEC on November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2011	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer